UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 6, 2005
CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure
On October 6, 2005, CanArgo Energy Corporation issued a press release announcing an update on its Georgian and Kazakh operations.
The information in this Item 7.01, including Exhibit 99.1 relating hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
          (c) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated October 6, 2005 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: October 7, 2005	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary

CanArgo Energy Corporation
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
Operations Update
October 6, 2005 — Tbilisi, Georgia — Almaty, Kazakhstan — CanArgo Energy Corporation (“CanArgo”) (OSE: CNR, AMEX:CNR) today gave an update on its Georgian and Kazakh operations.
On the Manavi M11Z well, testing operations have commenced. The well, which reached a depth of 4,570 metres (14,994 feet) measured depth (MD), encountered the top of the primary Cretaceous limestone target at 4,277 metres (14,032 feet) MD and the secondary Middle Eocene target zone at 3,965 metres (13,009 feet) MD. Drilling data and slim-hole wireline logs indicated the presence of hydrocarbons. A pre-perforated 27/8 inch (73 mm) liner was run in the slim hole, and the Saipem drilling rig removed from the site while CanArgo Rig #1 was mobilised to the location for testing operations. During initial testing operations it emerged that the section of the liner adjacent to the Cretaceous limestone interval had become differentially stuck probably due to a build up of filter cake on and in the formation during drilling. Although small amounts of oil and gas have been recovered from the well, no significant flow has yet been achieved, and despite efforts to wash the mixture of drilling fluid and carbonate from the well bore using coiled tubing, it has not so far been possible to clean out the formation and it appears that the Cretaceous limestone formation has been blocked and is not in communication with the wellbore at this time. This interval exhibited oil and gas shows whilst drilling, and showed evidence of permeability. CanArgo is now in discussion with Schlumberger and other contractors to supply high penetration slim hole perforating guns to perforate the Cretaceous limestone interval and re-establish communication with the wellbore. Because of the time involved in mobilising such guns and obtaining the necessary permits for importation to Georgia, it is likely that testing operations will now continue in approximately four to six weeks time. Prior to the failure of the production tubing and casing in the original Manavi M11 discovery well in 2003 during the initial clean-up, good flow rates were observed from this well, although un-metered, with 34.4º API oil being recovered. Log correlation indicates that the M11 and M11Z Cretaceous intervals are very similar and the two well bores are less than 600 metres (1,969 feet) apart.
Following the success of drilling through over-pressured clays on the M11Z well with the Saipem rig and the Baker-Hughes oil based mud system, the Saipem drilling rig has now been mobilised to the Norio MK72 well and drilling operations have re-commenced. It is expected that drilling to the top of the prognosed target zone should take approximately one month.

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On the Ninotsminda Field the N100H2 well is now ready to commence the horizontal kick-out when the Baker-Hughes directional drilling equipment which is now in the country arrives on site later this week. It is expected to take less than one month to drill the horizontal section on this well. Meanwhile CanArgo is in the process of rigging-up its UralMash drilling rig on the N97 well to commence the N97H horizontal well. The Baker-Hughes equipment will be mobilised to this well once the N100H2 well is completed.
In Kazakhstan, our Kyzyloy gas field development project and further exploration in the surrounding area is progressing well.
On the Kyzyloy Field two wells have been tested to date, namely the KZY105 and KYZ102 wells. Well KYZ105 was perforated and flowed gas at a rates of up to 50,000 cubic metres (1.77 million cubic feet) per day on an 8 mm (20/64 inch) choke, and is now shut in waiting for the installation of field development equipment. Well KYZ102 is currently flowing gas at a rate in excess of 120,000 cubic metres (4.24 million cubic feet) per day on a 20 mm (60/64 inch) choke. Five further wells are to be tested for the initial field development in which a 60 km (37.3 mile) pipeline is planned to tie the field to the main Bukhara-Urals gas trunkline. A long-term gas offtake agreement is currently under negotiation, with first gas expected in Q2 2006, with an initial plateau rate of 500,000 cubic metres (17.7 million cubic feet) per day. CanArgo also announced the execution of a Memorandum of Understanding covering co-operation in the gas sector in Kazakhstan with Gaz Impex S.A., one of the leading Kazakh based companies involved in gas marketing.
The Akkulkovsky exploration programme is continuing, with a further two year extension having now been agreed by the Expert Commission. Currently two of the five planned wells have reached total depth (AKK03 and AKK05), and the third (AKK04) is currently drilling towards the target reservoir. In both AKK03 and AKK05 wireline logs indicate the presence of gas bearing sands in the well. Both wells are cased and await testing as part of a co-ordinated testing programme including the Kyzyloy Field development wells. This co-ordinated approach is both cost-effective and assists in logistics operating in this area, and the first test on these wells is planned within the next 10 days.
In addition CanArgo’s Kazakh subsidiary BN Munai LLP has signed with the Minister of Energy and Mineral Resources of Kazakhstan, the Parliament of Kazakhstan, and in conjunction with the major operating companies in Kazakhstan a Memorandum of Understanding on Extractive Industries Transparency Initiative.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and in Kazakhstan.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

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For more information please contact:
CANARGO ENERGY CORPORATION
Julian Hammond, Investor Relations Manager
Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: info@canargo.com
NORWAY
Regina Jarstein
Gambit H&K AS
Tel: + 47 95213451
USA
Michael Wachs
CEOcast.com
Tel: +1 212 732 4300

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